Exhibit 10.3
THE LUBRIZOL CORPORATION
2005 STOCK INCENTIVE PLAN
PERFORMANCE SHARE AWARD
     THIS PERFORMANCE SHARE AWARD, dated this                 day of                               , 2          , (the “Grant Date”) by The Lubrizol Corporation (the “Company”) to                                                              , an employee of the Company and/or a Subsidiary (as defined in the Plan).
     The following terms and provisions apply to this Performance Share Award:
1. The Company hereby grants to you, under the provisions of Section 9 of the Company’s 2005 Stock Incentive Plan, as amended (the “Plan”), the number of Company Common Shares, without par value, in accordance with the three-year performance target approved by the Organization and Compensation Committee. The Company Common Shares granted hereunder are referred to herein as the “Shares”.
2. Any Performance Share Units that are payable to you, will be paid to you in Shares between the January 1 and March 15 of the year following the end of the three-year cycle based on actual performance at the end of the performance period.
3. If there is a Change in Control, as defined in Section 12(b) of the Plan, the portion of this Award that may be paid to you will be based on performance as of the date of the Change in Control as determined by Exhibit A. Thereafter, (a) if you separate from service for Good Reason or if you are separated from service by Lubrizol for other than Cause (as defined in Section 12 of the Plan) prior to the end of the performance period, or (b) if you do not separate from service prior to the end of the performance period, you will receive payout of the portion of the Award determined by application of Exhibit A at the time specified in Section 2 of this Agreement.
4. If you separate from service due to retirement (either normal or early retirement) or die prior to the end of the performance period, you or your beneficiary will receive a pro-rata number of Performance Share Units at the time specified in Section 2 of this Agreement based on actual performance at the end of the performance period and on the number of full months which have elapsed since the beginning of the performance period at the time or your separation from service or death. If the Company does not have a beneficiary election on file at the time of your death, the Performance Share Units will be issued to your spouse, or if your spouse is not living at the time of issuance, your children who are living, or if you have no living children at the time of issuance, your estate.
     If you separate from service (voluntarily or involuntarily) for any other reason prior to the end of the performance period, you will forfeit any Performance Share Units under this Award, unless otherwise specifically approved by the Committee, upon the recommendation of the Chief Executive Officer, in which case, payment with respect to such Performance Share Units at the time specified in Section 2 of this Agreement.
     Notwithstanding the foregoing, if prior to separation from service due to retirement or death, you go on a company-approved long-term disability leave of absence prior to the end of the performance period, you will receive a pro-rata number of Shares at the time specified in Section 2 of this Agreement, based on actual performance at the end of the performance period and on the number of full months that you were considered an active employee during the three-year performance cycle.

5. The Award is not transferable by you during your life.
6. Prior to the issuance of Performance Share Units to you, you will not be a shareholder of the Company and you will have no rights under the Award as a shareholder of the Company. No dividends or other amount will be allocated or paid to you with respect to the Award.
7. The number of Performance Share Units subject to this Award outstanding at the time of any change in the Company’s capitalization, including stock splits, stock dividends, mergers, reorganizations, consolidations, recapitalizations or other changes in corporate structure, will be adjusted in the manner the Committee deems equitable; provided, however, that the number of Shares will always be a whole number.
8. Performance Share Units will not be distributed as Shares under this Award if the issuance of the Performance Share Units would violate:
(a)	any applicable state securities law;

(b)	any applicable registration or other requirements under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, or the listing requirements of any stock exchange on which the Company’s common shares are listed; or

(c)	any similar legal requirement of any governmental authority regulating the issuance of shares by the Company.
Further, if a Registration Statement with respect to the Performance Share Units to be issued is not in effect or if counsel for the Company deems it necessary or desirable in order to avoid possible violation of the Securities Act, the Company may require, as a condition to its issuance and delivery of certificates for the Shares, that you deliver to the Company a statement in writing that you understand the Shares may be “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission and that any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144, the Securities Act, or other or subsequent applicable Rules and Regulations thereunder. Further still, the Company may place on the certificates evidencing the Shares an appropriate legend under Rule 144.
9.	(a) When the Common Shares are distributable to you may be subject to income and other taxes on the value of the Shares on the date of distribution. The Company is authorized to withhold from any payment under this Award, withholding taxes due in respect of the payment hereunder, but in no event more than the statutory minimum for tax withholding, to the extent required to avoid adverse accounting treatment, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes
(b) For purposes of determining the number of Common Shares that are to be withheld to provide for the tax withholding pursuant to Section 8(a), Common Shares will be valued at the closing price of a Common Share on the New York Stock Exchange on the date Shares are distributable to you. If the determination of the tax withholding requires the withholding of a fractional Share, the Company shall withhold the nearest whole number of Shares needed to pay the tax withholding, rounded up, and remit to you in cash the amount of the excess after the withholding taxes have been satisfied.
10. Notwithstanding any other provision of this Agreement, the Committee may cause any outstanding Award to be forfeited and may seek to recoup from you any economic gains pursuant to this Award if you engage in conduct that is not in good faith and that disrupts, damages, impairs or interferes with the business, reputation or employees of the Company or its Subsidiaries, including but not limited to, conduct that leads to a restatement of the Company’s financial statements.
11. Prior to the distribution of Shares the Committee has the right in its sole discretion to reduce the amount of this Award.
12. The Committee has conclusive authority, subject to the express provisions of the Plan, as in effect from time to time, and this Award, to interpret this Award and the Plan, and to establish, amend and rescind rules and regulations for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any in-consistency in this Award in the manner and to the extent it deems expedient to carry the Plan into effect, and it is the sole and final judge of such expediency. The Board of Directors of the Company may from time to time grant to the Committee such further powers and authority as the Board determines to be necessary or desirable.
13. You must hold any Shares that are distributed to you under this Award at least until you have met your Share ownership guideline.
14. Notwithstanding any other provision of this Award, your Award will be subject to all of the provisions of the Plan in force from time to time.

THE LUBRIZOL CORPORATION		EMPLOYEE

By

James L. Hambrick Chairman, President and CEO

EXHIBIT A
Determination of Number of Service-Based Share Units
Upon a Change in Control Under Section 3
     Pursuant to the terms of Section 3, upon a Change in Control the portion of a performance-based Award that may be paid to you will be determined as follows:
1. Zero if 12 months has not elapsed since the beginning of the performance period.
2. If more than 12 months has elapsed since the beginning of the performance period:
(a) Determine the measurement growth rate for each full year that has elapsed in the 3-year period as of the date of the Change in Control,
(b) The 3-year cumulative measurement growth will be imputed as either the 1-year measurement growth (if the Change in Controls occurs during the second year) or the 2-year cumulative measurement growth (if the Change in Control occurs during the third year).
(c) The portion of this Award that may be paid to you is the number of Units that would have been payable had the 3-year performance been as determined in (b) above.

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